News Release

CURRENT TECHNOLOGY REPORTS LUNAREYE ANNOUNCES JANUARY 25, 2010 COURT DATE WITH WEBTECH WIRELESS

VANCOUVER, BC –July 17, 2009 Current Technology Corporation (OTCBB:CRTCF) reports LunarEYE, Inc. (“LunarEYE”) has received notice from the United States District Court, Eastern District of Texas that it has lifted the Stay the Court imposed in the case in April, 2008. The Stay was granted in response to WebTech Wireless Inc.’s (“WebTech”) request for Ex Parte Reexamination of Claim Three of LunarEYE’s Patent Number 6,484,035 (the “035 Patent”), the subject of the infringement lawsuit against WebTech. In June, the United States Patent and Trademark Office issued a favorable ruling for LunarEYE and its 035 Patent, prompting the Texas Court to lift its Stay and schedule a court date in January, 2010.

"The patent is stronger than before," said Robb Edmonds, LunarEYE's patent attorney. "It is unusual a reexamined patent is certified without narrowing claim amendments. Not only did the challenged claim pass unamended, the reexamined patent will issue with several new claims, further solidifying LunarEYE's patent position."

“Thankfully, Webtech’s strategy failed and our Claim Three emerged unchanged,” said Chuck Allen, LunarEYE CEO.  “This patent has now withstood two rigorous examinations at the Patent Office and a previous trial. We believe in all cases it is valid and in addition, it now has twenty-one additional claims.”

 “We are grateful the District Court was able to set us for trial so quickly” said Armi Easterby, Lead Trial Counsel for LunarEYE. Chuck Allen added, “We are thankful for the re-validation at the Patent Office, and thank Robb and his team for all their hard work and effort. We will now work closely with Armi and his team, and look forward to our day in Court, January 25, 2010.”

About Celevoke

Celevoke is poised to become a market leader in the projected $38.3 billion (by 2011) global market for Machine to Machine technology (M2M) (according to ABI Research), which is the integrated use of telecommunications and informatics. More specifically, it is the science of sending, receiving and storing information wirelessly between machines via telecommunication devices. Celevoke has patented integrated Telematics and Global Positioning Systems (GPS) with sensing technology. This proprietary suite of hardware and software products enables users to remotely monitor, track, control parameters and protect a wide variety of asset classes. Examples include people, meters, automobiles, motorcycles, trucks, shipping containers and covert vehicles used for law enforcement and intelligence gathering in a global marketplace. Celevoke is 62% owned by Current Technology Corporation.

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